EXHIBIT 99.1

Warsaw, IN . . . September 18, 2003 .. . . (NASDAQ:BMET)

BIOMET ANNOUNCES RECORD FIRST QUARTER RESULTS

Biomet, Inc. today reported record sales and earnings results for its first quarter ended August 31, 2003.  Net sales increased 17% to $370,319,000, while operating income increased 19% to $117,556,000.  Net income increased 16% to $76,478,000 and diluted earnings per share increased 20% to $.30.

Dane A. Miller, Ph.D., Biomet’s President and Chief Executive Officer stated, “We are pleased with Biomet’s first quarter operating results which were led by strong growth in the Company’s reconstructive, spinal and orthobiologic product lines.  Biomet’s recently introduced minimally-invasive knee and hip instruments fueled growth for the Company’s reconstructive product lines in the United States during the first quarter.  Additionally, the Company’s spinal hardware and orthobiologic spinal products increased 26% in the United States during the first quarter.”

The Company recently received the resignation of Professor Dr. Bernard Scheuble, Chairman and Chief Executive Officer of Merck KGaA of Darmstadt, Germany, from the Board of Directors of the Company.  Dr. Scheuble resigned in order to devote his full time and attention to Merck’s operations.  According to Dr. Miller, “We have enjoyed an excellent and mutually beneficial relationship with Dr. Scheuble, and we appreciate the contributions Dr. Scheuble has made to the Company since his joining the Board of Directors in 1998.”

Excluding the impact of foreign currency, which increased first quarter sales by $15.4 million, net sales increased 12% during the first quarter of fiscal year 2004.  United States and international sales, excluding the effects of foreign currency, increased 12% and 11%, respectively, during the first quarter.

Worldwide reconstructive device sales increased 22% to $233,439,000 during the first quarter of fiscal year 2004 and increased 15% constant currency.  Reconstructive devices were led by total knee sales, which increased 19% worldwide and 17% in the United States during the first quarter.  On a constant currency basis, knee sales increased 13%.  Knee sales continue to be driven by Biomet’s broad line of total knee systems and minimally-invasive, unicondylar knee systems.  Additionally, the Company’s minimally-invasive total knee instruments received excellent market acceptance during the first quarter.

Total hip sales increased 19% worldwide and 15% in the United States during the first quarter.  Excluding the impact of foreign currency, hip sales increased 12%.  Biomet’s total hip growth was led by the Company’s broad line of cementless total hip systems and advanced articulation metal-on-metal systems.  Additionally, Biomet’s recently introduced minimally-invasive hip instruments helped propel domestic hip sales during the first quarter.

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Extremity sales increased 27% worldwide and 21% in the United States during the first quarter of fiscal year 2004.  Extremity sales increased 21% constant currency.  Dental reconstructive implant sales increased 24% worldwide and 17% in the United States during the first quarter of fiscal year 2004.  Excluding the effects of foreign currency, dental reconstructive implant sales increased 18% worldwide.  Sales of bone cements and accessories increased 27% worldwide and 12% in the United States during the first quarter of fiscal year 2004.  On a constant currency basis, sales of bone cements and accessories increased 11% worldwide.

Fixation sales increased 5% to $62,133,000 during the first quarter of fiscal year 2004 and increased 3% constant currency.  Fixation sales were led by sales of internal fixation products which increased 10% worldwide and 2% in the United States during the first quarter.  Worldwide internal fixation sales increased 5% constant currency.  Sales of craniomaxillofacial fixation systems, through the Company’s Lorenz Surgical subsidiary, increased 7% in the United States and worldwide during the first quarter of fiscal year 2004.  Worldwide sales of craniomaxillofacial fixation systems increased 5% constant currency.  Sales of electrical stimulation systems increased 2% worldwide and 1% in the United States during the recently completed quarter, while sales of external fixation products were flat worldwide and down 3% in the United States during the first quarter of fiscal year 2004.  On a constant currency basis, external fixation sales were down 1% worldwide.

Spinal sales increased 14% to $37,967,000 during the first quarter and increased 13% in the United States.  Spinal sales increased 13% worldwide, constant currency.  Domestic sales of spinal implants and orthobiological products for the spine increased 26% during the first quarter, while domestic sales of spinal stimulation systems increased 8%.

Sales of Biomet’s “other products” increased 12% during the first quarter of fiscal year 2004 to $36,780,000 and increased 8% in the United States.  On a constant currency basis, “other products” sales increased 9%.  Arthroscopy sales increased 19% worldwide and 15% in the United States during the recently completed quarter.  Arthroscopy sales increased 15% constant currency.  Softgoods and bracing sales increased 12% in the United States and worldwide during the recently completed quarter and increased 11% constant currency.

Dr. Miller concluded, “Biomet finished the quarter with strong momentum, which gives us comfort that we should meet the range of analysts’ sales and earnings estimates of $382 million to $393 million and $.30 to $.32, respectively, for the second quarter of fiscal year of 2004.”

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy, including reconstructive and fixation devices, electrical bone growth stimulators, orthopedic support devices, operating room supplies, general surgical instruments, arthroscopy products, spinal implants, bone cements, bone substitutes, craniomaxillofacial implants and dental reconstructive implants and associated instrumentation.  Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in more than 100 countries.

For further information contact Greg W. Sasso, Vice President, Corporate Development and Communications at (574) 372-1528 or Barbara Goslee, Manager, Corporate Communications at (574) 372-1514.

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This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  Although the Company believes that the assumptions, on which the forward-looking statements contained herein are based, are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events.  There can be no assurance that the forward-looking statements contained in this press release will prove to be accurate.  The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved.

All of Biomet’s financial information may be obtained on our website at www.biomet.com or you may contact us by e-mail at investor.relations@biometmail.com.

All trademarks are owned by Biomet, Inc., or one of its subsidiaries.

BIOMET, INC. - - QUARTERLY RESULTS

FOR THE QUARTERS ENDED AUGUST 31

(in thousands, except per share data)

	2003	2002

Net Sales	$370,319	$317,600
Cost of Sales	105,618	90,137
Gross Profit	264,701	227,463

S, G, & A	132,397	115,888
R & D	14,748	12,638
Operating Income	117,556	98,937

Other Income, Net	3,021	3,944
Income Before Taxes
And Minority Interest	120,577	102,881
Income Taxes	41,979	35,594
Income Before
Minority Interest	78,598	67,287
Minority Interest	2,120	1,281
Net Income	76,478	66,006

Earnings per Share
Basic	..30	..25
Diluted	..30	..25

Basic Shares Outstanding	256,847	262,378
Diluted Shares Outstanding	258,282	264,405

U.S. sales	$252,095	$224,580
Foreign sales	118,224	93,020

Reconstructive sales	$233,439	$192,025
Fixation sales	62,133	59,381
Spinal products	37,967	33,266
Other product sales	36,780	32,928

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